UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 26, 2009
(Date of Report — date of earliest event reported)
BROOKFIELD HOMES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-31524 (Commission File Number)	37-1446709 (I.R.S. Employer Identification No.)

8500 Executive Park Avenue Suite 300 Fairfax, Virginia (Address of Principal Executive Offices)		22031 (Zip Code)
(703) 270-1700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Brookfield Homes Corporation (the “Company”) is disclosing information under this Item as a result of a wholly-owned subsidiary of the Company, Brookfield Homes Holdings Inc. (“BHHI”) entering into an agreement with an affiliate of the Company. On February 26, 2009, BHHI entered into an unsecured revolving acquisition credit facility with an affiliate of the Company’s major stockholder, Brookfield Asset Management Inc., in an aggregate principal amount not to exceed $25,000,000 (the “Facility”). The Facility bears interest on the unpaid principal amount outstanding at a rate of (i) 12% from and including the date of first advance to December 31, 2010, (ii) 14% from and including January 1, 2011 to December 31, 2011, and (iii) 16% from and including January 1, 2012 to December 31, 2012. The Facility is repayable on or before December 31, 2012. The Facility is for property acquisitions.
The Facility will be filed as an exhibit to the Form 10-Q of the Company for the quarter ending March 31, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 4, 2009

BROOKFIELD HOMES CORPORATION
By:	/s/ CRAIG J. LAURIE
Craig J. Laurie
Chief Financial Officer

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